RECEIVABLES PURCHASE AGREEMENT


         AGREEMENT dated the 17th day of May, 1996 by and among UNIFORCE INFORMATION SERVICES OF TEXAS, INC., a New York corporation ("Uniforce"), MONTARE INTERNATIONAL, INC., a Texas corporation ("Montare"), JOSEPH ARMITAGE ("Armitage"), DAVID MULVANEY ("Mulvaney") and DOUGLAS STALEY ("Staley" and, together with Armitage and Mulvaney, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, simultaneously herewith Uniforce, Montare and the Shareholders are entering into (i) an Asset Purchase Agreement (the "AP Agreement") whereby Uniforce is purchasing substantially all of the assets of Montare's personnel service business and (ii) certain other agreements ancillary thereto (the "Related Agreements") of which this agreement is one; and
         WHEREAS, Montare wishes to sell, convey and assign, and Uniforce wishes to purchase, all of Montare's right, title and interest in and to the Receivables (as hereinafter defined) upon the terms and subject to the conditions set forth in this Agreement; and
         WHEREAS, the execution, delivery and performance of the AP Agreement and each of the Related Agreements by Montare and the Shareholders, as the case may be, is the inducement for Uniforce's execution, delivery and performance of this Agreement;



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         NOW,  THEREFORE,  in  consideration  of the premises and the respective agreements of the parties hereinafter set forth, Uniforce, Montare and the Shareholders hereby agree as follows:

1.       DEFINITIONS.

         (a) "Aged Receivables" shall mean Receivables that are represented by invoices dated from 61 to and including 120 days prior to the Closing Date.

         (b) "Clients" shall mean customers for services rendered by Montare.

         (c) "Closing Date" shall mean the date upon which the transactions contemplated by the AP Agreement are consummated.

         (d) "Conveyed Receivables" shall mean the Receivables purchased by Uniforce on the Closing Date, consisting of the Current Receivables, the Aged Receivables and the Defaulted Receivables.

         (e)  "Current  Receivables"  shall  mean  Receivables   represented  by
invoices that are dated not more than 60 days prior to the Closing Date.

         (f) "Defaulted Receivables" shall mean Receivables represented by invoices that are dated more than 120 days prior to the Closing Date.

         (g) "Face Amount" shall mean the lesser of (i) the dollar amount of any of the Conveyed Receivables reflected in Montare's invoices to Clients as of the Closing Date or (ii) the dollar amount of such invoices as of the Closing Date, reduced by (x) any payments received by Montare with respect to such invoices prior to


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the Closing Date or (y)  adjustments  with respect to such invoices agreed to by
Montare prior to the Closing Date.

         (h) "Receivables" shall mean all obligations of Clients to make payments to Montare for services rendered, provided that such charges have been billed to Clients on or before the Closing Date.

         (i) "Reconveyed Receivables" shall mean any of the Conveyed Receivables reconveyed to Montare by Uniforce upon the terms and subject to the conditions set forth in Section 4 of this Agreement.

         (j)  "Settlement  Date"  shall mean the date 90 days after the  Closing
Date.

2. SALE AND  PURCHASE OF THE  CONVEYED  RECEIVABLES.

         (a) Montare hereby sells, conveys and assigns to Uniforce, and Uniforce hereby purchases from Montare, upon the terms and subject to the conditions set forth in this Agreement, all of Montare's right, title and interest in and to
(i) the Current  Receivables  listed on Column A of Schedule 2.1 annexed hereto,
(ii) the Aged Receivables listed on Column B of Schedule 2.1 annexed hereto, and
(iii) the Defaulted Receivables listed on Column C of Schedule 2.1 annexed hereto (together with the Current Receivables and the Aged Receivables, the "Conveyed Receivables"). Schedule 2.1 also lists the Face Amount of each of the Conveyed Receivables. Uniforce shall have the right to bill, collect and deposit to its own account any payments received on account of the Conveyed Receivables, subject, in all events, to the terms and conditions of this Agreement.


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         (b) In  consideration  of  the  sale  and  conveyance  of the  Conveyed
Receivables and in full payment  therefor,  on the Closing Date,  Uniforce shall
(i) pay to Montare in cash by wire transfer of immediately available funds in accordance with Montare's written instructions, an amount equal to the total of the Face Amounts of the Current Receivables less the sum of $250,000 and (ii) deliver to Montare a non-interest bearing promissory note of Uniforce and Uniforce Staffing Services, Inc. in the principal amount of $250,000, due and payable on the Settlement Date, in the form of Exhibit A annexed hereto (the "Note").

3. CONVEYED RECEIVABLES.

         (a) Following the Closing Date, Uniforce shall use reasonable commercial efforts to collect the Conveyed Receivables in accordance with their respective terms and conditions; provided, however, nothing herein shall require Uniforce to (i) commence litigation to collect any of the Conveyed Receivables (unless Montare is in default hereof or, prior to Uniforce commencing any action, Montare shall have (x) given its prior written consent to such action and (y) agreed to be responsible for all of the costs of the litigation including, without limitation, reasonable attorneys' fees); or (ii) accept less than the Face Amount in satisfaction of any Conveyed Receivable, unless Montare shall have agreed to reimburse Uniforce for the difference between the amount proposed to be accepted in satisfaction of such Conveyed Receivable and the Face Amount. Uniforce shall not discount or agree with any Client to accept less than the Face Amount in satisfaction of any


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Conveyed Receivable without the prior written consent of Montare. Uniforce shall deliver a written report to Montare approximately weekly as to any payments received in the prior week in respect of the Conveyed Receivables, including the name of each Client and the amounts paid by it.

         (b) If prior to the Settlement Date, a Client obligated to pay one or more of the Current Receivables notifies Uniforce or Montare that it has become the subject of a proceeding or case commenced under any federal or state bankruptcy or insolvency law (such related Receivables are hereinafter referred to as the "Bankruptcy Receivables"), such Bankruptcy Receivables shall be treated in accordance with Section 4 hereof. Montare shall promptly notify Uniforce in writing if any Client contacts Montare regarding a Conveyed Receivable and the nature and substance of such contact.

4. RECONVEYANCE

         (a) If as of the Settlement Date, Uniforce has collected in full all of the Current Receivables, Uniforce shall pay the Note without any set off.

         (b) If and to the extent that on the Settlement Date any of the Current Receivables have not been collected in full (the "Uncollected Current Receivables") by Uniforce, Uniforce shall set off the amount of such Uncollected Current Receivables (to a maximum of $250,000) against the amount of the Note and, provided the amount of the Uncollected Current Receivables does not exceed $250,000, pay to Montare in cash by wire transfer of immediately


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available  funds in accordance  with Montare's  written  instructions  an amount equal to the remaining balance of the Note in full and final payment of the Current Receivables.

         (c) If on the Settlement Date the amount of Uncollected Current Receivables exceeds $250,000, the Note thereupon shall be cancelled and returned to Uniforce.

         (d) Anything set forth in this Agreement to the contrary notwithstanding, (i) if, for any reason, Uniforce is unable to set off any Uncollected Current Receivables against the Note and has paid to Montare the principal amount or any portion thereof or (ii) if, for any reason, Uniforce is unable to set off any Bankruptcy Receivable against the Note, each of the Shareholders shall, within five days following the Settlement Date, pay to Uniforce the amount of such Uncollected Current Receivables and/or Bankruptcy Receivables, as the case may be, (to a maximum of $250,000) in equal proportions.

         (e) Within 10 days after the later of (i) the Settlement Date or (ii) the date upon which Uniforce receives payment from each of the Shareholders as contemplated by Section 4(d) hereof, Uniforce shall transfer and assign to Montare all of its right, title and interest in and to the Uncollected Current Receivables and Bankruptcy Receivables and the remaining uncollected Aged
Receivables and the Defaulted Receivables (hereinafter, collectively, the "Reconveyed Receivables"); provided, however, that if upon such date the amount of Uncollected Current Receivables and/or Bankruptcy Receivables exceeds $250,000, the


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transfer by Uniforce to Montare of the Reconveyed Receivables shall be postponed until such time as such amount is no greater than $250,000. Notwithstanding the foregoing, Clients shall be directed to continue to make all payments on account of the Reconveyed Receivables to the account maintained by Uniforce. At least once a week, Uniforce shall remit to Montare all payments received by Uniforce with respect to the Reconveyed Receivables.

         (f) Prior to the Settlement Date, or the date upon which the transfer described in Section 4(e) hereof is effected, Uniforce shall remit to Montare, on a weekly basis, any amounts theretofore received by it with respect to the Defaulted Receivables and/or the Aged Receivables and not previously distributed to Montare.

         (g) In any case in which a collection from a Client cannot be specifically identified to a Receivable, it shall, for purposes of this Agreement, be deemed to be specifically identified to such Client's Receivables on a first in, first out basis.

         (h) After a Receivable has been reconveyed to Montare by Uniforce pursuant to this Agreement, or at any time in the case of a Defaulted Receivable, Montare shall, upon notice to Uniforce, have the right to take all lawful steps to collect such Receivables from the applicable Clients, provided all such collection efforts shall be coordinated with Uniforce and Uniforce shall have the option but not the obligation to pursue the applicable Clients for collection of the Receivables.

5. AUTHORIZATION.


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         (a) On the Closing Date, and from time to time thereafter, as requested by Uniforce, Montare shall provide Uniforce with such number of copies as Uniforce may request of a letter in the form of Exhibit B annexed hereto, signed by Staley and addressed to Montare's Clients giving instructions consistent with the terms of this Agreement for payment of all Receivables, including the Defaulted Receivables.

         (b) Montare hereby constitutes Uniforce (and any designee or assignee of Uniforce) with full power to carry out in Montare's name and stead the terms and conditions of this Agreement with respect to the collection of the Conveyed Receivables including, without limitation, the following powers which shall be deemed irrevocable: (i) to receive, take, endorse, assign, deliver, accept and deposit, in Montare's or Uniforce's name, any and all checks, remittances and other instruments and documents in payment of the Conveyed Receivables; (ii) to receive, open and dispose of all mail addressed to Montare at the Depository (as hereinafter defined) (iii) to transmit to Clients notice of Uniforce's interest in the Conveyed Receivables and to request from the Clients at any time in Montare's or Uniforce's name information concerning the Conveyed Receivables and the amounts due thereon; (iv) to notify Clients to make payments directly to Uniforce; and (v) to take or commence in Montare's or Uniforce's name all steps, actions, suits or proceedings that Uniforce deems necessary or desirable to effect collection of the Conveyed Receivables.


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         (c) Except as provided in Section  3(a)  hereof,  nothing in the powers set forth in Section 5(b) shall obligate Uniforce to accept less than the Face Value for the Conveyed Receivables. Except as provided in Section 3(a) hereof, Uniforce shall not be obligated to commence suit to collect any amounts due in respect of the Conveyed Receivables.

         (d) Upon request, Montare and its officers shall execute and deliver any document or instrument reasonably necessary or desirable to confirm the foregoing powers.

         (e) From and after the Closing Date, all payments and correspondence in respect of the Receivables shall be directed to an address or post office box from time to time specified in writing by Uniforce (the "Depository").

         (f) Montare agrees that (i) it will instruct the Clients to send all payments on account of the Conveyed Receivables to the Depository and (ii) if payment for any of the Conveyed Receivables is made to or received by Montare (or any agent or representative thereof), Montare shall be deemed to have received such payment in trust for Uniforce and shall promptly remit such payment to Uniforce; PROVIDED, HOWEVER, that upon the transfer of the Reconveyed Receivables to Montare pursuant to Section 4 hereof, Montare shall be entitled to all subsequent payments with respect to the Reconveyed Receivables.

6.  MISCELLANEOUS PROVISIONS

         (a) NOTICES. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly


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given and made if in writing and if served  either by  personal  delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

         If to Montare or the Shareholders:
                                 Montare International, Inc.
                                 15303 Dallas Parkway, Suite 1060
                                 Dallas, Texas  75248
                                 Attention:  Mr. Glenn Perkins

         with a copy to:         Clements & Allen
                                 15303 Dallas Parkway
                                 Suite 750
                                 Dallas, Texas 75248
                                 Attention: Robert Allen, Esq.

         If to Uniforce:         Uniforce Information Services
                                  of Texas, Inc.
                                 415 Crossways Park Drive
                                 Woodbury, New York 11797
                                 Attention: Diane J. Geller, Esq.


         with a copy to:         Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                                 New York, New York 10022
                                 Attention: David J. Adler, Esq.

         (b) ENTIRE AGREEMENT. This Agreement (and the exhibits and schedules annexed hereto) embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.


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         (c) BINDING EFFECT;  ASSIGNMENT.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Uniforce, Montare and each of the Shareholders and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties except that Uniforce shall have the right to assign its rights but not its obligations hereunder to any affiliate thereof. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

         (d) CAPTIONS. The Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

         (e) WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior


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breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         (f) NO THIRD PARTY BENEFICIARIES. Subject to Section 6(c) hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

         (g) COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         (h) GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

         (i) GOVERNING LAW; ARBITRATION.

                  (A) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                  (B) Each of the parties hereto hereby irrevocably consents to arbitration of any dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest


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         extent  legally  possible,  any objection to the use of  arbitration to resolve any such dispute, controversy or claim. If the parties in good faith cannot resolve any controversy or claim arising out of or related to this Agreement or in connection with a breach thereof within 20 days after the claimant gives written notice of such controversy or claim to the other parties, any party may demand and commence arbitration of the controversy or claim. In the event of a demand for arbitration, Montare and the Shareholders involved in such arbitration shall jointly select one arbitrator and Uniforce shall select one arbitrator, within 30 days after such demand shall have been given (the "Demand Date") and the two arbitrators, within 45 days thereafter shall select a third arbitrator. If the third arbitrator shall not be selected within 45 days after the Demand Date, either Montare and the Shareholders, on the one hand, or Uniforce, on the other hand, may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Chicago, Illinois and the parties shall be bound by the appointments made by such Association. The arbitration shall be held in Chicago, Illinois as promptly as practicable thereafter under the rules of the American Arbitration Association in effect at the time such controversy, claim or breach is submitted to arbitration. The award or decision made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive upon them in the absence of fraud and judgment upon


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         such award or decision may be entered in any court having  jurisdiction thereof. Montare and the Shareholders, on the one hand, and Uniforce, on the other hand, shall bear equally the cost of such arbitration.

                  (C) Notwithstanding the provisions of Section 6(i)(B) hereof, the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

         (j) INSPECTION OF RECORDS. At any reasonable times authorized representatives of Montare, or their designated agents, shall have the right to inspect the records of Uniforce relative to the Conveyed Receivables, at Montare's cost and expense.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WITNESSES:

                                              UNIFORCE INFORMATION SERVICES
                                               OF TEXAS, INC.


                                              By: /s/ Rosemary Maniscalco
                                                 ---------------------------
                                                 Name:  Rosemary Maniscalco
                                                 Title: President

                                              MONTARE INTERNATIONAL, INC.


                                              By: /s/ Doug Staley
                                                 ---------------------------
                                                 Name:  Doug Staley
                                                 Title: Sr. Vice President

                                                      /s/ JOSEPH ARMITAGE
                                              ------------------------------
                                                      JOSEPH ARMITAGE


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

                                                      /s/ DAVID MULVANEY
                                              ------------------------------
                                                      DAVID MULVANEY

                                                      /s/ DOUGLAS STALEY
                                              ------------------------------
                                                      DOUGLAS STALEY



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